EXHIBIT 4.4



                  COMPETITIVE TECHNOLOGIES, INC.
                 2000 DIRECTORS STOCK OPTION PLAN
                    As Amended January 24, 2003

1.   Purpose

     This Stock Option Plan (the "Plan") is intended to assist Competitive Technologies, Inc., a Delaware corporation (the "Company"), in attracting and retaining qualified directors ("Directors") and to further align the interests of current and future Directors with the long-term objectives of stockholders and to provide to Directors a widely accepted means of increasing their stake in the Company. Benefits realized under the Plan will mirror increases in value actually available to every stockholder.

2.   Eligibility

     The persons who shall be eligible to receive options under the Plan ("Options") shall be Directors of the Company who are not employees of the Company or any subsidiary of the Company (the
"Eligible Directors" or "Grantees").

3.   Stock

     Subject to the provisions of Section 10, an aggregate of 400,000 shares of the Company's common stock, $.01 par value ("Common Stock") will be reserved for issuance upon the exercise of Options to be granted from time to time under the Plan. In the event that any outstanding Option under the Plan for any reason expires or is canceled or terminated, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option under the Plan. The Company's obligation to grant Options hereunder is limited to the number of shares of Common Stock available for issuance hereunder, as described in the preceding two sentences. In the event that, on the date of grant, the number of shares available under the Plan is less than the number of shares needed for the Options to be granted on such date, then the Option to be granted to each Director eligible to receive an Option on such date shall be prorated, according to the number of shares available under this section. Nothing contained herein shall obligate the Company to issue an Option for a fractional share of Common Stock.

4.   Administration

     The Board of Directors (the "Board") will administer and interpret the Plan, prescribe, amend and rescind any rules or regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other actions it deems necessary or advisable. All decisions, determinations, interpretations and other actions by the Board shall be final and binding on all Grantees of Options granted under the Plan and all persons deriving their rights from a Grantee. No member of the Board shall be liable for any action taken or failed to be taken in good faith or determination made pursuant to the Plan.

5.   Terms and Conditions of Options

     Options granted pursuant to the Plan shall be evidenced by Option agreements in such form as the Board shall from time to time approve ("Option Agreements"), which Option Agreements shall comply with and be subject to the following terms and conditions:

     (a)  Grant of Options.

          (i) Initial Grant. On the day of the next annual meeting of stockholders, expected to be held in January 2000, each individual who, on such date, is elected as a Director at such meeting and is an Eligible Director, shall receive an Option for 10,000 shares of the Company's Common Stock. Thereafter, on the date any new Eligible Director is elected to office during the term of this Plan, whether by the stockholders or by the Board, such new Eligible Director shall receive an Option for 10,000 shares of the Company's Common Stock.

          (ii) Annual Grants. Each Eligible Director holding office on the first business day in January of each year subsequent to the date on which such person received an Option grant pursuant to Section 5(a)(i) above will receive, on that date, an additional Option for 10,000 shares of the Company's Common Stock.

     (b) Fair Market Value. The fair market value for purposes of the Plan is defined as the average of the high and the low sales prices as of a specified date as reported on the principal exchange on which the Company's Common Stock is traded, or if such sales price is not available, as determined in good faith (using customary valuation methods) by resolution of the Board ("Fair Market
Value").

     (c) Option Price. Each Option Agreement shall state the price at which the Option shares therein may be exercised, which price shall be not less than 100% of the Fair Market Value on the date of grant. Subject to the foregoing, the exercise price under any Option shall be determined by the Board in its sole discretion.

     (d) Term. The term of any Option shall be ten years from its grant date.

     (e)  Exercisability. Each Option shall be 100% vested upon grant.

     (f) Transferability. The Board shall retain the authority and discretion to permit an Option to be transferable as long as such transfers are made only to one or more of the following: children of Grantee, spouse of Grantee, or grandchildren of Grantee, or trusts in which Grantee and/or the aforementioned family members ("Permitted Transferees") have more than 50% of the beneficial interest, provided that such transfer is a bona fide gift and accordingly, the Grantee receives no value for the transfer as provided in the instructions to SEC Form S-8, and that the Options transferred continue to be subject to the same terms and conditions that were applicable to the Options immediately prior to the transfer. Options are also subject to transfer by will or the laws of descent and distribution. Options granted pursuant to this Plan shall not be otherwise transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise. A Permitted Transferee may not subsequently transfer an Option. The designation of a beneficiary shall not constitute a transfer.

     (g) Termination of Option. An Option shall terminate and shall not be exercisable if Grantee ceases to be a Director of the Company, as follows: (i) if such Grantee's directorship is terminated on account of death or permanent disability, Grantee or his or her successors or assigns may at any time within one year after termination of Grantee's directorship exercise the Option and
(ii) if such Grantee's directorship is terminated for any reason other than death or permanent disability, Grantee or his or her successors or assigns may at any time within 180 days after termination of Grantee's directorship exercise the Option; provided that the Board shall have the discretion to amend Options previously granted to provide that such Options may continue to be exercisable for specified additional periods following termination of a Grantee's directorship, as authorized by the Board. Notwithstanding the foregoing provisions of this Section 5(g), an Option may not be exercised to any extent by anyone after the expiration of its term. For purposes of this Section 5(g), "permanent disability" shall mean a physical or mental impairment which is expected to be of long and continuous duration or expected to end in death, which impairment prevents the Grantee from performing his duties as a Director. The determination of the Board as to whether a Grantee is permanently disabled shall be final and binding on all persons.

     (h) Minimum Exercise. The minimum number of shares with respect to which an Option may be exercised in part at any time is 100.

     6.   Restrictions on Shares

     (a) Investment Purposes, Etc. Prior to the issuance or delivery of any shares of the Common Stock under the Plan, the person exercising the Option may be required to:

          (i) represent and warrant that the shares of Common Stock to be acquired upon exercise of the Option are being acquired for investment for the account of such person and not with a view to resale or other distribution thereof;

          (ii) represent and warrant that such person will not, directly or indirectly, sell, transfer, assign, pledge, hypothecate or otherwise dispose of any such shares unless the sale, transfer, assignment, pledge, hypothecation or other disposition of the shares is pursuant to the provisions of this Plan and effective registrations under the Securities Act of 1933, as amended ("1933 Act") and any applicable state or foreign securities laws or pursuant to appropriate exemptions from any such registrations; and

          (iii) execute such further documents as may reasonably be required by the Board upon exercise of the Option or any part thereof, including but not limited to any stock restriction agreement that the Board may choose to require.

     (b) Resale Restrictions. Nothing in this Plan shall assure any Grantee that shares issuable under the Option are registered on a Form S-8 under the 1933 Act or on any other Form. The certificate or certificates representing the shares of Common Stock to be issued or delivered upon exercise of an Option may bear a legend evidencing the foregoing and other legends required by any applicable securities laws. Furthermore, nothing herein or any Option granted hereunder will require the Company to issue any Common Stock upon exercise of any Option if the issuance would, in the opinion of counsel for the Company, constitute a violation of the 1933 Act, applicable state or foreign securities laws, or any other applicable rule or regulation then in effect. The Company shall have no liability for failure to issue shares upon any exercise of Options because of a delay pending the meeting of any such requirements.

     (c) Registration. If the Company should elect in the future to register under the 1933 Act shares issuable under this Plan, the Board may modify or eliminate such of the foregoing representations and warranties as the Board may deem appropriate.

     7.   Payment for Shares

     (a) Cash. Payment in full for shares purchased under an Option may be made in cash (including check, bank draft or money order) at the time that the Option is exercised.

     (b) Stock. In lieu of cash a Grantee may make payment for Common Stock purchased under an Option, in whole or in part, by tendering to the Company in good form for transfer, shares of Common Stock valued at Fair Market Value on the date the Option is exercised. Such shares must have been owned by the Grantee or the Grantee's representative for a period of at least six months prior to the exercise of the Option.

     8.   Use of Proceeds from Stock

     Cash proceeds from the sale of stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

     9.   No Implied Covenants

     Neither this Plan nor any action taken hereunder shall be construed as giving any Director any right to be retained in office.

     10.  Adjustments

     Changes or adjustments in the Option price, number of shares subject to an Option or other specifics as the Board should decide will be considered or made pursuant to the following rules:

     (a) Upon Changes in Common Stock. If the outstanding Common Stock is increased or decreased, or is changed into or exchanged for a different number or kinds of shares or securities, as a result of one or more reorganizations, recapitalization, stock splits, reverse stock splits, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise, appropriate adjustments will be made in the exercise price and/or the number and/or kind of shares or securities for which Options may thereafter be granted under this Plan and for which Options then outstanding under this Plan may thereafter be exercised. The Board will make such adjustments as it may deem fair, just and equitable to prevent substantial dilution or enlargement of the rights granted to or available for Grantees. No adjustment provided for in this Section 10 will require the Company to issue or sell a fraction of a share or other security. Nothing in this Section will be construed to require the Company to make any specific or formula adjustment.

     (b) Prohibited Adjustment. If any such adjustment provided for in this Section 10 requires the approval of stockholders in order to enable the Company to grant or amend Options, then no such adjustment will be made without the required stockholder approval.

     (c) Further Limitations. Nothing in this Section will entitle the Grantee to adjustment of his or her Option in the following circumstances:

           (i) The issuance or sale of additional shares of the Common Stock through public offering or otherwise;

          (ii) The issuance or authorization of an additional class of capital stock of the Company;

         (iii) The conversion of convertible preferred stock or debt of the Company into Common Stock; and

          (iv) The payment of dividends except as provided in Section 10(a).

     The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

11.  Corporate Reorganizations

     Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to Options hereunder are changed into or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all the property of the Company to, or the acquisition of stock representing more than 80% of the voting power of the stock of the Company then outstanding, by another corporation or person, the Plan will terminate and all Options will lapse. The result described above will not occur if a provision is made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of Options earlier granted, or the substitution for such Options, or options covering the stock of a successor corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number of shares and prices, in which event the Plan and Options theretofore granted will continue in the manner and under the terms so provided.

12.  Rights as a Stockholder

     A Grantee shall have no rights as a stockholder with respect to any Common Stock covered by his or her Option until the date of issuance of the stock certificate to the Grantee after receipt of the consideration in full set forth in the Option Agreement. Except as provided in Section 10 hereof, no adjustments will be made for dividends, whether ordinary or extraordinary, whether in cash, securities, or other property, or other distributions for which the record date is prior to the date on which the stock certificate is issued to the Grantee.

13.  Legal Requirements

     (a) Compliance with All Laws. The Company will not be required to issue or deliver any certificates for shares of Common Stock prior to (a) the listing of any such Common Stock to be acquired pursuant to the exercise of any Option on any stock exchange on which the Common Stock may then be listed, and (b) the compliance with any registration requirements or qualification of such shares under any federal securities laws, including without limitation the 1933 Act, the rules and regulations promulgated thereunder, or state securities laws and regulations, the regulations of any stock exchange or interdealer quotation system on which the Company's securities may then be listed, or obtaining any ruling or waiver from any government body which the Company may, in its sole discretion, determine to be necessary or advisable, or which, in the opinion of counsel to the Company, is otherwise required.

     (b) Plan Subject to Delaware Law. All questions arising with respect to the provisions of the Plan will be determined by the laws of the state of Delaware except to the extent that Delaware laws are preempted by any federal law.

14.  Modification, Extension and Renewal

     (a) Options. Subject to the conditions of, and within the limitations prescribed in the Plan herein, the Board may modify, cancel or renew outstanding Options. Notwithstanding the foregoing, no modification will, without the prior written consent of the Grantee, alter, impair or waive any rights or obligations associated with any Option earlier granted under the Plan.

     (b) Plan. The Board at any time, and from time to time, may interpret, amend or discontinue the Plan, subject to the limitation, however, that, except as provided in Section 10, no amendment shall be made, except upon stockholder approval, which will:

          (i) Increase the number of shares reserved for Options under the Plan; or

          (ii) Reduce the Option price below that which is stated in this Plan for any Option granted to a Director covered by this Plan; or

          (iii)Change the requirements for eligibility for participation under the Plan.

15.  Plan Date and Duration

     This Plan shall become effective on the date that the stockholders approve the Plan at the forthcoming annual meeting of stockholders expected to be held in January 2000. Options may not be granted under the Plan after the first business day of January
2010.